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                                                                    EXHIBIT 24.2

                                                    [LOGO OF CIGNA APPEARS HERE]

                                                   One Liberty Place
                                                   1650 Market Street
                                                   P.O. Box 7716
                                                   Philadelphia, PA 19192-1550
                                                   Telephone 215-761-1000



Certified to be a true and correct copy of the resolutions adopted by the Board of Directors of CIGNA Corporation at a meeting held on September 24, 1997, a quorum being present, and such resolutions are still in full force and effect as of this date of certification, not having been amended, modified or rescinded since the date of their adoption.

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               RESOLVED, That the Officers of the Corporation, and each of them, are hereby authorized and empowered to execute, in the name and on behalf of and as attorneys for the Corporation and each of its Directors and Officers, a registration statement or registration statements covering the Offering (including, without limitation, the offering of securities of the Corporation or any Subsidiary into which Preferred Stock and Debt Securities are convertible or exchangeable), and all amendments thereto, including post-effective amendments (the "Registration Statement"), under the Securities Act of 1933, as amended, in such form as the Officers executing the same shall deem advisable, to procure all other necessary signatures thereto, and to file with the Securities and Exchange Commission the Registration Statement, when so executed (together with the appropriate exhibits thereto, including any amended, revised and additional exhibits), and such supplements or amendments to any prospectus relating thereto, and such other documents, requests for no-action, instruments and applications, as such Officers, or any of them, may determine to be necessary or appropriate, the filing thereof to be conclusive evidence of the approval thereof by the Board of Directors of the
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               Corporation.

               RESOLVED, That the Proper Officers of the Corporation, and each of them, are hereby authorized to sign the Registration Statement in the name and on behalf of and as attorneys for the Corporation and each of its Directors and Officers.

               RESOLVED, That each Officer and Director of the Corporation, who may be required to execute (whether on behalf of the Corporation or as an Officer or Director thereof) any Registration Statement authorized by the foregoing resolutions, is hereby authorized to execute and deliver a power of attorney appointing such person or persons named therein as true and lawful attorneys and agents to execute in the name, place and stead (in any such capacity) of any such Officer or Director said Registration Statement and to file any such power of attorney together with the Registration Statement with the Securities and Exchange Commission.



Date: November 24, 1997       /s/ CAROL J. WARD
                              ----------------------
                              Carol J. Ward
                              Corporate Secretary